EXHIBIT 16.1
June 7, 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: Laredo Petroleum, Inc.
File No. 001-35380

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Laredo Petroleum, Inc. dated June 7, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP